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                                                                   Exhibit 10.48








                            Dated as of July 18, 2000


                          SECURITIES PURCHASE AGREEMENT

                                    SERIES C
                         CONVERTIBLE PREFERRED STOCK AND

                       TWO COMMON STOCK PURCHASE WARRANTS


                                       OF

                     VASCO DATA SECURITY INTERNATIONAL, INC.








                                                   LINKLATERS
                                                   1345 Avenue of the Americas
                                                   19th Floor
                                                   New York, NY 10105

                                                   Telephone:   (212) 424 9000
                                                   Facsimile:   (212) 424 9100

                                                   Ref: WBH/IYS

                                                   LINKLATERS & ALLIANCE
                                                   Linklaters is a member
                                                   firm of Linklaters & Alliance
                                                   a non-partnership association

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                          SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT ("AGREEMENT"), dated as of July 18, 2000, between VASCO DATA SECURITY INTERNATIONAL, INC., a Delaware corporation (the "COMPANY") and UBIZEN N.V., a Belgian stock corporation (the "PURCHASER").

                                   WITNESSETH:

WHEREAS, the Company desires to raise capital through the sale by the Company of equity securities resulting in gross proceeds of fifteen million U.S. dollars ($15,000,000) (the "FINANCING");

WHEREAS, on the Closing Date (as defined below), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 150,000 shares of the Company's Series C Convertible Preferred Stock, $0.01 par value per share (the "SERIES C PREFERRED STOCK"), for a purchase price of fifteen million U.S. dollars ($15,000,000), on the terms, and subject to the conditions, set forth in this Agreement; and

WHEREAS, on the Closing Date, the Company further desires to issue to the Purchaser a common stock purchase warrant (the "COMMON STOCK PURCHASE WARRANT") entitling the Purchaser to acquire 789,474 shares of the Company's class of common stock, par value $.001 per share (the "COMMON STOCK") on the terms, and subject to the conditions, set forth therein.

WHEREAS, on the Closing Date, the Company further desires to issue to the Purchaser an additional common stock purchase warrant (the "ADDITIONAL COMMON STOCK PURCHASE WARRANT") granting the Purchaser the rights to acquire up to an additional 480,000 shares of Common Stock, which rights shall vest in the Purchaser in accordance with the vesting schedule appended thereto as Exhibit B, on the terms, and subject to the conditions, set forth therein.

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1      DEFINITIONS

       For purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated. All accounting terms not otherwise defined herein, shall have the respective meanings accorded to them under GAAP (as defined below). Unless the context otherwise requires, (i) references to a "Schedule" or an "EXHIBIT" are to a Schedule or an Exhibit attached to this Agreement, (ii) references to a "SECTION" are to a section of this Agreement and (iii) any of the following terms may be used in the singular or the plural, depending on the reference.

       "ADDITIONAL COMMON STOCK PURCHASE WARRANT" has the meaning ascribed thereto in the introduction hereof, substantially in the form of Exhibit C hereto.

       "AFFILIATE" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with another Person (ii) which beneficially owns or holds 20% or more of any class of the outstanding Voting Stock of such other Person, or (iii) which is a relative or spouse of such person, or any relative of such spouse, who has the same home as such Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by Contract or otherwise.

       "AGREEMENT" means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

       "BENEFIT PLANS" has the meaning ascribed thereto in Section 5.7 hereof.

       "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or Brussels, Belgium are authorized or obligated by Law, executive order or government decree to be closed.

       "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, whether outstanding on the Closing Date or issued after the Closing Date and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

       "CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations of the Series C Preferred Stock, substantially in the form of Exhibit A hereto.

       "CHARTER DOCUMENTS" means (i) the certificate of incorporation, (ii) the Certificate of Designations and (iii) the by-laws of the Company, each as amended from time to time.

       "CLOSING DATE" has the meaning ascribed thereto in Section 3.1 hereof.

       "CODE" means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as amended from time to time.

       "COMMISSION" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

       "COMMON STOCK" has the meaning ascribed thereto in the introduction hereof.

       "COMMON STOCK PURCHASE WARRANT" has the meaning ascribed thereto in the introduction hereof, substantially in the form of Exhibit B hereto.

       "COMPANY" has the meaning ascribed thereto in the introduction hereof.

       "COMPANY FINANCIAL STATEMENTS" has the meaning ascribed thereto in
       Section 5.10 hereof.

       "COMPANY SEC DOCUMENTS" has the meaning ascribed thereto in Section 5.9 hereof.

       "CONTRACTS" has the meaning ascribed thereto in Section 5.15 hereof.

       "ENVIRONMENTAL LAW" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgement, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous



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       Substances, in each case as amended and as now or hereafter in effect.
       The term Environmental Law includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss.9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss.11001 et seq., the Resource Conservation and Recovery Act 42 U.S.C.ss.ss.6901 et seq., the Toxic Substance Control Act, 15 U.S.C.ss.ss.2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq., the Clean Air Act, 42 U.S.C.ss.ss.7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C.ss.ss.1251 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.ss.300 et seq., the Occupational Safety and Health Act 29 U.S.C.ss.ss.641 et seq., and the Hazardous Materials Transportation Act 49 U.S.C.ss.ss.1801, et seq., as any of the above statutes have been amended, all rules and regulations promulgated pursuant to any of the above statutes, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

       "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, as amended.

       "ERISA AFFILIATE" means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Section 414(b),
       (c), (m) or (o) of the Code, of which the Company also is a member.

       "ERISA AFFILIATE TITLE IV PLAN" has the meaning ascribed thereto in
       Section 5.7 hereof.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, as amended.

       "FINANCING" has the meaning ascribed thereto in the introduction hereof.

       "GAAP" means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be adopted by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination.

       "GOVERNMENTAL AUTHORITY" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitration panel, department, authority, body or other instrumentality or political unit or subdivision or official thereof, whether domestic or foreign.

       "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substances as a component. Hazardous Substance includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-

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       product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

       "HOLDER" means any Person who acquires and holds the Securities or the Registrable Securities in compliance with this Agreement and applicable Law.

       "INDEMNIFIED PARTY" or "INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section 13.1 hereof.

       "INSPECTORS" has the meaning ascribed thereto in Section 9.1.8 hereof.

       "INTELLECTUAL PROPERTY" means patents, patent applications, patented or unpatented inventions, design rights (including, without limitation, trademarks, trade names, service marks, service names and brand names), copyrights, know-how and trade secrets, and all other intellectual property rights and forms of protection of a similar nature having equivalent or similar effect as any of the foregoing rights, which may subsist anywhere in the world.

       "LAW" means any statute, ordinance, code, rule, regulation or order enacted, adopted, promulgated, applied or followed by any Governmental Authority.

       "LICENSE" or "LICENSES" has the meaning ascribed thereto in Section 5.17 hereof.

       "LIEN" means any security agreement, financing statement (whether or not filed) mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance, lien, charge, restrictive agreement, mortgage, deed of trust, indenture, pledge, option, limitation, exception to or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party under any conditional sale, lease, consignment, or bailment given for security purposes, trust receipt or other title retention agreement with respect to any Property or asset of such Person, whether direct, indirect, accrued or contingent.

       "LOSSES" has the meaning ascribed thereto in Section 13.1 hereof.

       "MATERIAL ADVERSE EFFECT" means with respect to the Company, any significant and substantial adverse effect or change, or any event or condition which would, with the passage of time, constitute a significant and substantial adverse effect or change (a) in the condition (financial or other), business, results of operations, prospects of the Company or the business of the Company, taken as a whole, or (b) on the validity or enforceability of this Agreement or on the ability of the Company to consummate the transactions contemplated hereby.

       "NASD" means the National Association of Securities Dealers, Inc.

       "NASDAQ" means The Nasdaq Stock Market, Inc.

       "PERSON" means any individual, entity or group, including, without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

       "PREFERRED STOCK" means the class of preferred stock, par value $0.01 per share, of the Company.




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       "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

       "PURCHASE PRICE" has the meaning ascribed thereto in Section 2.2 hereof.

       "PURCHASER" has the meaning ascribed thereto in the introduction hereof.

       "REGISTRABLE SECURITIES" means any Common Stock held or to be received by the Purchaser and any of its direct or indirect assignees or transferees upon conversion or redemption of the Series C Preferred Stock or upon exercise of the Common Stock Purchase Warrant or the Additional Common Stock Purchase Warrant and any Common Stock issued in respect thereof, including (i) by way of stock dividend or stock split, (ii) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (iii) otherwise. As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor rule) or (iii) they shall have ceased to be outstanding.

       "REGISTRATION EXPENSES" means all fees and expenses incident to the performance of or compliance with the provisions of this Agreement, whether or not any Registration Statement is filed or becomes effective, including, without limitation, all (i) registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and
       (B) fees and expenses of compliance with State securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriter or underwriters in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 9.1.4 hereof)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iii) fees and disbursements of all independent certified public accountants relating to the Registration Statement(including, without limitation, the reasonable expenses of any special audit and "comfort" letters required by or incident to such performance), (iv) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720 of the NASD Rules of Conduct, (v) liability insurance under the Securities Act or any other securities laws, if the Company desires such insurance, (vi) fees and expenses of all attorneys, advisers, appraisers and other persons retained by the Company or any Subsidiary of the Company, (vii) internal expenses of the Company and its Subsidiaries relating to the Registration Statement (including, without limitation, all salaries and expenses of officers and employees of the Company and its Subsidiaries performing legal or accounting duties), (viii) the expense of any annual audit, (ix) the expenses relating to printing, word processing and distributing all registration statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement, and (x) the reasonable out-of-pocket expenses of the holders of the Registrable Securities being registered in such registration incurred in connection therewith including, without limitation, the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of Registrable Securities included in such registration. Registration Expenses shall not include any



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       underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the holders thereof.

       "REGISTRATION STATEMENT" means any registration statement under the Securities Act for purposes of effecting a registered public offering of securities of the Company.

       "REGULATION D" means Regulation D promulgated under the Securities Act.

       "REGULATION S" means Regulation S promulgated under the Securities Act.

       "RESTRICTED SECURITY" has the meaning ascribed thereto in Section 12.2 hereof.

       "RETURNS" means all returns, declarations, reports, estimates, information returns and settlements of any nature regarding Taxes required to be filed by any Person with a Governmental Authority and relating to the Company or a Subsidiary.

       "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

       "RULE 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

       "SECURITIES" means the Series C Preferred Stock, the Common Stock Purchase Warrant and the Additional Common Stock Purchase Warrant.

       "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as amended.

       "SERIES C PREFERRED STOCK" has the meaning ascribed thereto in the introduction hereof.

       "SUBSIDIARY" means with respect to any Person, any corporation, association or other business entity of which securities representing more than 50% of the combined voting power or 50% of the combined value of the total outstanding Capital Stock (or in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. When used herein without reference to any Person, "SUBSIDIARY" means a Subsidiary of the Company.

       "TAXES" means any federal, state, local, foreign or other taxes, fees and charges of any nature whatsoever imposed by any jurisdiction or governmental or taxing authority thereof or therein (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, mining, transfer, sales, value-added, use, ad valorem, payroll, wage, severance, windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholding or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items).

       "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Certificate of Designations, the Common Stock Purchase Warrant, the Additional Common Stock Purchase Warrant and any and all agreements, exhibits, schedules, certificates, instruments and other documents delivered pursuant hereto and thereto.



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       "VOTING STOCK" means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Persons (irrespective of whether or not at the time, capital stock of any class or classes will have, or might have, voting power by the reason of the happening of any contingency).

2      ISSUANCE, PURCHASE AND SALE OF SECURITIES

       2.1 AUTHORIZATION OF THE SECURITIES The Company has authorized the issuance and sale of the Series C Preferred Stock in the aggregate amount of fifteen million U.S. dollars ($15,000,000) to be acquired by the Purchaser in accordance with the terms of this Agreement. The Series C Preferred Stock shall have the voting powers, dividend rights, liquidation rights, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, set forth in the Certificate of Designations, which shall be filed with the Secretary of State of the State of Delaware prior to the Closing Date. The Company has further authorized the issue of the Common Stock Purchase Warrant and the Additional Common Stock Purchase Warrant to the Purchaser.

       2.2    SALE AND PURCHASE OF THE SECURITIES

              2.2.1 Subject to the terms and conditions of this Agreement, on the Closing Date, the Company will issue, sell and deliver to the Purchaser and the Purchaser will purchase from the Company one hundred fifty thousand (150,000) shares of Series C Preferred Stock, each such share convertible into
                     7.0175466 shares of Common Stock or redeemable in cash by the Company, all as provided in the Certificate of Designations. At the Closing (as defined below), a purchase price (the "PURCHASE PRICE") in the amount of one hundred U.S. dollars ($100.00) per share or an aggregate of fifteen million U.S. dollars ($15,000,000) shall be payable by the Purchaser to the Company by certified check or wire transfer of immediately available funds.

              2.2.2 In consideration for the Purchaser's participation in the Financing, subject to the terms and conditions of this Agreement, on the Closing Date the Company will issue to the Purchaser the Common Stock Purchase Warrant to purchase an aggregate of seven hundred eighty nine thousand four hundred and seventy four (789,474) shares of Common Stock at an exercise price of $15.00 per share, pursuant to the terms and conditions set forth in that Common Stock Purchase Warrant, which shall be substantially in the form of Exhibit B hereto.

              2.2.3 In consideration for the Purchaser's participation in the Financing, subject to the terms and conditions of this Agreement, on the Closing Date the Company will issue to the Purchaser the Additional Common Stock Purchase Warrant to purchase up to an aggregate of four hundred eighty thousand (480,000) additional shares of Common Stock at an exercise price of $4.25 per share, pursuant to the terms and conditions set forth in that Additional Common Stock Purchase Warrant, which shall be substantially in the form of Exhibit C hereto.




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3      CLOSING OF SALE OF THE SECURITIES

       3.1    CLOSING

              The closing of the purchase and sale of the Securities pursuant to
              Section 2.2 hereof (the "CLOSING") shall take place at the offices of Linklaters, 1345 Avenue of the Americas, 19th Floor, New York, New York 10105 on July 20, 2000 or at such other place and date as the parties may agree (such date on which the Closing shall have actually occurred, the "CLOSING DATE").

4      DELIVERIES AT CLOSING

       4.1    DELIVERIES BY THE COMPANY TO THE PURCHASER ON THE CLOSING DATE
              At the Closing, the Company will deliver or cause to be delivered to the Purchaser, against payment of the Purchase Price as provided herein:

              4.1.1 The Series C Preferred Stock as provided in Section 2.2 hereof, and

              4.1.2 An opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Company, in form and substance acceptable to the Purchaser, addressed to the Purchaser, dated the Closing Date.

              4.1.3  The Common Stock Purchase Warrant as provided in Section
                     2.2 hereof.

              4.1.4  The Additional Common Stock Purchase Warrant as provided in
                     Section 2.2 hereof.

       4.2    DELIVERIES BY THE PURCHASER TO THE COMPANY ON THE CLOSING DATE

              4.2.1 At the Closing, the Purchaser will deliver or cause to be delivered to the Company the Purchase Price.

5      REPRESENTATIONS AND WARRANTIES, ETC. OF THE COMPANY

       In order to induce the Purchaser to purchase the Securities, the Company represents and warrants to the Purchaser that, except as set forth on the disclosure schedule hereto:

       5.1    ORGANIZATION AND QUALIFICATION; AUTHORITY
              The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. All of the Subsidiaries of the Company are listed on Schedule 5.1 hereto. The Company has full corporate power and authority and all necessary government approvals to own and lease its properties and carry on its business as presently conducted or as intended to be conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. The Company has heretofore delivered to the Purchaser complete and correct copies of the Charter Documents as presently in effect.



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

       5.2    CORPORATE AUTHORIZATION

              The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents are within the Company's corporate power and authority. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of the Company other than those listed on Schedule 5.2 are necessary to authorize this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by duly authorized officers of the Company and, assuming the due authorization, execution and delivery thereof by all parties thereto other than the Company, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies.

       5.3    NO CONFLICT; REQUISITE CONSENTS

              The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents do not and will not
              (i) contravene or conflict with the Charter Documents, (ii) (A) conflict with or result in a violation of or (B) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under any provision of any written agreement or other instrument binding upon the Company or require the consent of any third party under any Law applicable to the Company or any License held by the Company, (iii) conflict with or result in a violation or breach of any term or provision of any Law applicable to the Company, or
              (iv) result in the creation or imposition of any Lien on any asset of the Company, except, with respect to each of the occurrences or results referred to in clauses (ii) and (iv) of this sentence, the third party consents set forth in Schedule 5.3 and such items which would not have a Material Adverse Effect.

       5.4    CAPITALIZATION

              5.4.1 As of July 18, 2000, the authorized Capital Stock of the Company consists of 75,000,000 shares of Common Stock and 500,000 shares of Preferred Stock, of which 27,341,222 shares of Common Stock and no shares of Preferred Stock are currently issued and outstanding.

              5.4.2 All issued and outstanding shares of the Company's Common Stock are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.4, there are no (i) outstanding subscriptions, options, warrants or rights (including conversion rights and preemptive rights), agreements, calls, convertible securities, arrangements or commitments of any character to which the Company is a party relating to any unissued Capital Stock or other securities of the Company or otherwise obligating the Company to grant, issue or sell any such options, warrants or rights or (ii) shares of Common Stock reserved for issuance upon the exercise of any warrants, options granted or to be granted



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

                     under any stock option plan or any options previously granted outside of any stock option plan.

       5.5    LITIGATION; DEFAULTS
              There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any properties of the Company, before or by any Governmental Authority or any other Person, which would (i) have a Material Adverse Effect, or (ii) impair the ability of the Company to perform any material obligation which the Company has under any Transaction Document, except as set forth on Schedule 5.5 or
              Schedule 5.11. Except as set forth on Schedule 5.5, the Company is not in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents, or of any term of any agreement, Contract, instrument, judgement, decree, writ, determination, arbitration award, or Law applicable to the Company or to which the Company is bound, or to any Properties of the Company.

       5.6    NO MATERIAL ADVERSE EFFECT
              Except as set forth in Schedule 5.6, since March 31, 2000, there has been (i) no event or condition which has had or is reasonably likely to result in a Material Adverse Effect, and (ii) no acquisition or disposition of any material assets by the Company (or any Contract or arrangement therefor), or any other material transaction, otherwise than for fair value in the ordinary course of business, except in any such case as set forth in the Company SEC Documents.

       5.7    EMPLOYEE PROGRAMS
              5.7.1 Schedule 5.7 lists each material benefit arrangement, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan and (vii) any compensation policy and practice. The Company does not provide, and does not have an obligation to provide, or make contributions to provide any compensation or benefits to its current or former employees or directors of the Company, other than any plans, programs or other arrangements which only provide for the payment of cash compensation currently from the general assets of the Company on a payday by payday basis as base salary or hourly wages for current services and other than policies for vacation, sick days and holidays, medical, disability and life insurance and except as set forth on Schedule 5.7 (individually, a "BENEFIT PLAN," and collectively, the "BENEFIT PLANS").

              5.7.2  Except as disclosed on Schedule 5.7:

                     (i) No ERISA Affiliate (other than the Company) provides, or has an obligation to provide, contributions, compensation or benefits of or under any plan, program or arrangement which is subject to Title IV of ERISA ("ERISA AFFILIATE TITLE IV PLAN").

                     (ii) No assets have been set aside in a trust or other separate account to pay directly or indirectly any benefits under any Benefit Plan or to the extent assets have been set aside, all assets are shown on the books and records of such trust or separate account at their fair market value as of the date of any report last provided with respect to such trust; except in each case any assets with respect to the Company's "401(k) plan", which is disclosed in
                            Schedule 5.7.

                     (iii) Each Benefit Plan and each ERISA Affiliate Title IV Plan has been established, maintained and administered in compliance in all material respects with all applicable Laws.

                     (iv) The Company has not incurred any material liability for any tax or penalty with respect to any Benefit Plan, ERISA Affiliate Title IV Plan or any group health plan (as described in Section 5000 of the Code) of an ERISA Affiliate including, without limitation, any tax or penalty under ERISA or under the Code.

                     (v) The Company has not terminated or withdrawn from, or sought a funding waiver with respect to, any Benefit Plan which is subject to Title IV of ERISA.

                     (vi) To the knowledge of the Company, there is no proposed or actual material audit or investigation by any Governmental Authority with respect to any Benefit Plan or ERISA Affiliate Title IV Plan.

                     (vii) The Company has no obligation to make, or reimburse another employer, directly or indirectly, for making, contributions to a multi-employer plan as described in Title IV of ERISA.

       5.8    PRIVATE OFFERINGS
              Neither the Company nor any Person acting on its behalf (other than the Purchaser, as to whom the Company makes no representations) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. No securities of the same class or series as the Securities have been issued and sold by the Company prior to the date hereof. The Securities shall bear substantially the same legend set forth in Section 12.1 hereof for so long as required by the Securities Act.

       5.9    COMPANY SEC DOCUMENTS
              The Company has filed with the Commission, and has heretofore made available to the Purchaser, true and complete copies of its Annual Report on Form 10-K for the year ended December 31, 1999, its quarterly report on Form 10-Q for the quarter ended March 31, 2000, and its definitive proxy materials relating to its annual meeting of stockholders held on June 13, 2000 (collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       5.10   FINANCIAL STATEMENTS: NO UNDISCLOSED LIABILITIES
              The financial statements of the Company included or incorporated by reference in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein). Since March 31, 2000, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would have a Material Adverse Effect, other than liabilities (i) disclosed on Schedule 5.10, or in the Company SEC Documents, (ii) adequately provided for in the Company Financial Statements or disclosed in any related notes thereto, (iii) not required under GAAP to be reflected in the Company Financial Statements, or disclosed in any related notes thereto or (iv) incurred in connection with this Agreement or the other Transaction Documents.

       5.11   ENVIRONMENTAL REGULATION, ETC.
              Except as set forth on Schedule 5.11 (i) the business as presently or formerly engaged in by the Company is and has been conducted in compliance with all applicable Environmental Law, including, without limitation, having all permits, licenses and other approvals and authorizations, (ii) the Company has not received notice from any governmental authority or third party of an asserted claim under applicable Environmental Law and, to the best of its knowledge, the Company does not know of any such claim which is pending or threatened and (iii) to the best of its knowledge, the Company will not be required to make any future capital expenditures to comply with applicable Environmental Law.

       5.12   PROPERTIES AND ASSETS
              The Company has good record and marketable fee title to all real Property and all other Property, whether tangible or intangible, owned by it, except defects in title which would not have a Material Adverse Effect or as otherwise disclosed on Schedule
              5.12. The Company has complied with all commitments and obligations on its part to be performed or observed under each of the leases listed on Schedule 5.12, except for such non-compliance as would not have a Material Adverse Effect.

       5.13   EMPLOYMENT PRACTICES
              The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union organization except as set forth on Schedule
              5.13. Except as set forth on Schedule 5.13, there (i) is no unfair labor practice or material labor arbitration proceeding pending or threatened against the Company, (ii) are no organizational efforts with respect to the formation of a collective bargaining unit presently' being made or, to the Company's knowledge, threatened involving employees of the Company, and (iii) is no labor controversy in existence with respect to the Company's business and operations, except as would not in any such case have a Material Adverse Effect.

       5.14   INTELLECTUAL PROPERTY
              The Company has the right to use all Intellectual Property necessary for the conduct of its business. All registrations with and applications to any Governmental Authority in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Company (other than the payment of fees not yet due or the taking of actions not yet required) to maintain their validity or effectiveness. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the business of the Company. The Company has not received any notice that it is, and, to the best of its knowledge, the Company is not, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, and, to the best of the Company's knowledge, such Intellectual Property is not being infringed by any other Person. No claim is pending or has been made to such effect that has not been resolved and, to the knowledge of the Company, the Company is not infringing any Intellectual Property rights of any other Person in connection with the conduct of the business of the Company.

       5.15   MATERIAL CONTRACTS
              The Company has previously furnished or made available to the Purchaser all contracts, agreements, commitments, obligations and licenses to which the Company is a party that are material ("CONTRACTS"); provided, however, purchase agreements involving payments in the aggregate of $50,000 per annum or less shall not be deemed to be material unless such purchase agreement is by and between the Company and any Affiliate. All of the Contracts are valid and binding and are in full force and effect; and, except as set forth on Schedule 5.15 hereto, there are no existing defaults (or events which, with notice or lapse of time or both, would constitute a material default) by the Company or its Subsidiaries, or, to the Company's knowledge, any other party thereunder, except as would not have a Material Adverse Effect.

       5.16   TAXES
              Except as set forth in Schedule 5.16:

              5.16.1 all material Returns have been or will be timely filed when due in accordance with all applicable Laws:

              5.16.2 all Taxes shown on the Returns have been timely paid, except those which are being contested (as described on Schedule 5.16);

              5.16.3 the Returns completely, accurately and correctly reflect in all material respects the facts regarding the income, properties, operations and status of any entity required to be shown thereon;

              5.16.4 the Company and each Subsidiary have adequate reserves on their financial statements for Taxes accrued but not yet due, relating to the income, property or operations of the Company or the Subsidiary;

              5.16.5 there are no legally binding agreements or consents currently in effect for the extension or waiver of the time
                     (A) to file any Return or (B) for assessment or collection of any Taxes relating to the Company or any Subsidiary, and neither the Company nor any Subsidiary has been requested to enter into any such agreement or consent by a Governmental Authority;

              5.16.6 to the best of the Company's reasonable knowledge and belief, none of the Returns have been examined by any Governmental Authority;

              5.16.7 all Taxes which the Company and each Subsidiary is required by Law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate Governmental Authority to the extent due and payable;

              5.16.8 there is no action, suit, proceeding, investigation by a
                     Governmental Authority, audit or claim currently pending, or, to the Company's reasonable best knowledge, threatened by any Governmental Authority, regarding any Taxes relating to the Company, any Subsidiary or any group of which the Company is now or was formerly a member;

              5.16.9 all Tax deficiencies which have been claimed or asserted against the Company, any Subsidiary or any affiliated group (as defined in Section 1504 of the Code) of which the Company is now or was formerly a member, have been fully paid or finally settled;

              5.16.10 no Person has executed or entered into a closing agreement pursuant to Section 7121 of the Code (or any comparable provision of State, local or foreign Law) that is currently in force and determines the Tax liabilities of the Company or any Subsidiary;

              5.16.11 there are no liens for any Tax on the assets of the
                      Company or any Subsidiary other than liens in the ordinary course of business which arise as a matter of law and liens for Taxes not yet due and payable or Taxes that the Company or any Subsidiary is contesting in good faith;

              5.16.12 there are no Tax allocation or other agreements with or relating to any income or other Taxes with any other person to which the Company or any Subsidiary is now or ever has been a party;

              5.16.13 neither the Company nor any Subsidiary is a party to any written agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "EXCESS PARACHUTE PAYMENTS" within the meaning of Section 280G of the Code (or any comparable provision of state, local or foreign Law);

              5.16.14 neither the Company nor any Subsidiary has agreed, nor is required, to make any adjustment under Section 481(a) of the Code (or any comparable provision of state, local, or foreign Law) by reason of a change in accounting method or otherwise;

              5.16.15 no power of attorney is currently in effect, and no Tax ruling has been requested of any Governmental Authority, with respect to any Tax matter relating to the Company;

              5.16.16 no indebtedness of the Company consists of "CORPORATE
                      ACQUISITION INDEBTEDNESS" within the meaning of Section 279 of the Code;

              5.16.17 the Company is not a "UNITED STATES REAL PROPERTY HOLDING
                      CORPORATION" within the meaning of Section 897(c)(2) of the Code; and

              5.16.18 neither the Company nor any Subsidiary is either a passive foreign investment company (a "PFIC"), as defined in
                      Section 1297 of the Code, or a foreign personal holding company (an "FPHC"), as defined in Section 552 of the Code.

       5.17   LICENSES; COMPLIANCE WITH LAWS
              The Company holds all licenses, franchises, permits, consents, registrations, certificates and other approvals (individually, a "LICENSE" and collectively, "LICENSES") required for the conduct of its business as now being conducted, and is operating in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material Adverse Effect. Except as set forth on Schedule 5.17, the Company is in substantial compliance with all Laws applicable to it, except in each case where the failure so to comply would not have a Material Adverse Effect taken as a whole.

       5.18   TRANSACTIONS WITH AFFILIATES
              There are no material transactions, agreements or understandings, existing or presently contemplated, between or among the Company and any of its officers or directors or stockholders or any of their Affiliates or associates except as set forth on Schedule
              5.18. Except as set forth on Schedule 5.18, no officer, director or Affiliate of the Company or any Affiliate of any such officer or director provides or causes to be provided any assets (including Intellectual Property), know how, services or facilities used or held for use by the Company in connection with its business and the Company does not provide or cause to be provided any assets (including Intellectual Property), know how, services or facilities to any such officer, director or Affiliate. Except as set forth on Schedule 5.18, each of the transactions listed on such Schedule is engaged in on an arm's-length basis.

       5.19   CONFIDENTIAL INFORMATION
              The Company has taken and shall take all reasonable steps to protect the confidentiality of the knowhow and trade secrets which the Company presently uses or reasonably expects to use in the future conduct of its business.

       5.20   INSURANCE
              The Company maintains all liability (including product liability), property (including Intellectual Property), workers' compensation, fire, casualty, officers' and directors' and other insurance policies to the extent and in the manner customary in the industry for companies in similar businesses similarly situated. Except as set forth on Schedule 5.20, each insurance policy is valid and binding and in full force and effect and all premiums thereunder have been paid. Except as set forth on Schedule 5.20, the Company has not received any notice of cancellation or termination in respect of any such policy and is not in default thereunder. Except as set forth on Schedule 5.20, the Company has not received any notice that any insurer under any policy referred to in such notice is denying, liability with respect to a claim thereunder or defending under a reservation of rights clause.

       5.21   SUBSTANTIAL CUSTOMERS AND SUPPLIERS
              Except as set forth on Schedule 5.21, no material customer or supplier of the Company has ceased or materially reduced its purchases from or sales or provisions of materials, services or facilities to the Company since March 31, 2000 or has threatened to cease or materially reduce such purchases or sales or provision of materials, services or facilities. Except as set forth on
              Schedule 5.21, to the best of the Company's knowledge, no material customer or supplier of the Company is threatened with bankruptcy or insolvency.

       5.22   REGISTRATION RIGHTS
              Except as set forth on Schedule 5.22 and except as contemplated by this Agreement, the Company is not under any contractual obligation to register any of its currently outstanding Capital Stock or any of its securities which may hereafter be issued.

       5.23   EXPORT CONTROLS
              The Company has complied, is in compliance, and has not received any notice from any governmental or other regulatory authority that it is not in compliance, with all United States laws, rules and regulations regarding the export of technology.

       5.24   DIVIDENDS
              On or after March 31, 2000, the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its Capital Stock.

       5.25   YEAR 2000 COMPLIANCE
              The software used by the Company: (i) has accurately in all material respects processed date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates; (ii) has functioned accurately in all material respects, and without material interruption immediately before, during and after January 1, 2000 without any material change in operations associated with the advent of the new century; (iii) responds to two (2) digit year date input in a way that resolves the ambiguity as to century in disclosed, defined and predetermined manner; and (iv) stores and provides output of date information in ways that are unambiguous as to century.

       5.26   DISCLOSURE
              The Company has provided the Purchaser with all the information reasonably available to the Company without undue expense that the Purchaser has requested for deciding whether to purchase the Securities and all information that the Company believes is reasonably necessary to enable the Purchaser to make such decision. None of the Schedules attached to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6      REPRESENTATIONS AND WARRANTIES, ETC. OF THE PURCHASER

       In order to induce the Company to sell the Securities, the Purchaser represents and warrants to the Company that:

       6.1    REGULATION S

              6.1.1 The Securities to be issued and delivered in connection with the transactions contemplated by this Agreement have not been registered under the Securities Act or under the securities laws of any state of the United States or the laws of any other jurisdiction. The Purchaser acknowledges that the Company is relying on the exemption from registration under the Securities Act afforded by Regulation S and that the Securities will be deemed "restricted securities" within the meaning of Rule 144 under the Securities Act. Accordingly, the Securities to be delivered pursuant to this Agreement (together with any other shares in respect thereof received pursuant to conversions, exchanges, stock split, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of the Company) may not be offered or sold, and no hedging transactions may be engaged in, within the United States, except in accordance with Regulation S or pursuant to a registration statement filed on an appropriate form under the Securities Act and declared effective by the Commission or pursuant to another viable exemption from registration. All share certificates representing the Securities will have imprinted thereon a legend to such effect. The Company and its transfer agent, if any, will refuse to register any transfer of all or any portion of the Securities unless made in accordance with the registration or exemptive provisions of the Securities Act and Purchaser acknowledges, and each subsequent holder will be deemed to have acknowledged, that the Company and its transfer agent, if any, will not be required to accept for registration or transfer any of the Securities, except upon presentation of evidence satisfactory to the Company and its transfer agent, if any, that the restrictions set forth herein have been complied with. The Purchaser agrees that all subsequent offers and sales by it of the Securities shall be conducted as set forth herein.

              6.1.2 The Purchaser is not an "AFFILIATE" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of the Company and, at the time of executing this Agreement, was outside the United States and was not a U.S. Person (and was not acquiring the Securities for the account or benefit of a U.S. Person) within the meaning of Regulation S. No offer to purchase or acquire the Securities was made by the Purchaser in the United States.

              6.1.3 The Purchaser acknowledges that the Company, the Company's transfer agent, if any, and others will rely upon the truth and accuracy of the representations and warranties, covenants and agreements made herein and agrees that if any of the acknowledgments, representations, warranties or agreements deemed to have been made by its purchase or acquisition of the Securities are no longer accurate, it shall promptly notify the Company and its transfer agent, if any. If the Purchaser is acquiring the Securities as a fiduciary or agent for another person, the Purchaser represents that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such other person; and that each such other person is eligible to purchase or acquire the Securities as applicable.

              6.1.4 The Purchaser agrees that it will give to each person to whom it transfers the Securities notice of any restrictions on transfer of the Securities.

              6.1.5 The Purchaser understands that no United States or foreign federal or state agency has passed on or made any recommendation or endorsement of the Securities.

              6.1.6 In connection with the issuance of the Securities, the Purchaser agrees to the inclusion of a legend, in substantially the following form, on each certificate representing Securities as set forth in Section 12.1 hereof.

       6.2    ORGANIZATION AND STANDING
              The Purchaser is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

       6.3    AUTHORITY
              The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents are within the Purchaser's corporate power and authority. The execution and delivery of this Agreement and the other Transaction Documents by the Purchaser and the performance by the Purchaser of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of the Company other than those listed on Schedule 6.3 are necessary to authorize this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by duly authorized officers of the Purchaser and, assuming the due authorization, execution and delivery thereof by all parties thereto other than the Purchaser, constitute legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies.

       6.4    BROKERAGE FEES
              The Purchaser has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

7      COVENANTS OF THE COMPANY

       The Company covenants and agrees that from the date hereof until the Closing Date, except with respect to Sections 7.2, 7.4, 7.6, 7.7, 7.8,
       7.12 and 7.13 of this Agreement and, unless otherwise provided for in this Agreement, or unless the Purchaser shall otherwise consent in writing, it will do or cause the following:

       7.1    ORDINARY COURSE
              The Company's business shall be conducted only in the ordinary course of business and in a manner consistent with past practice and the business plan(s) approved by the Company's Board of Directors. The Company shall use commercially reasonable efforts, within the limits of its available resources, to preserve substantially intact its business organization, and to maintain or improve its profitability.

       7.2    RESERVATION OF COMMON STOCK
              The Company shall reserve and set apart and have at all times, free from preemptive rights, the number of authorized but unissued shares of Common Stock to conform to the Company's obligations hereunder, under the Certificate of Designation, under the Common Stock Purchase Warrant and under the Additional Common Stock Purchase Warrant.

       7.3    ISSUANCE OF SECURITIES
              The Company shall not issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its Capital Stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership interest; provided that the Company shall be permitted to issue shares of Common Stock upon exercise of any warrants or employee share options or conversion of any securities convertible into Common Stock, in each case issued by the Company prior to the date hereof. The Company shall not amend its Charter Documents to increase the number of authorized shares of Common Stock or Preferred Stock thereunder without the consent of the Purchaser.

       7.4    NASDAQ LISTING
              The Company will use its best efforts to continue the listing of the Common Stock on the Nasdaq National Market and to ensure that the shares of Common Stock to be issued (i) upon conversion or redemption, if any, of the Series C Preferred Stock, (ii) upon exercise of the Common Stock Purchase Warrant, (ii) upon exercise of any rights which have vested pursuant to the Additional Common Stock Purchase Warrants and (iv) in payment of any dividends on the Series C Preferred Stock are listed or authorized to be quoted on the Nasdaq National Market or listed on any national securities exchange on which shares of Common Stock are then listed, to the extent that such listing is permitted at such time.

       7.5    DIVIDENDS; CHANGES IN CAPITAL STOCK
              While the Series C Preferred Stock is outstanding, the Company shall not, nor shall it propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Capital Stock; or (ii) recapitalize or otherwise modify its Capital Stock.

       7.6    FINANCIAL INFORMATION
              Immediately following the date of execution of this Agreement, the Company shall commence providing the Purchaser with quarterly financial data to the extent that it is otherwise prepared by the Company and that it is reasonably requested by the Purchaser.

       7.7    RETURN AND OTHER TAX INFORMATION
              Following the Closing Date and for so long as Purchaser shall hold Capital Stock of the Company, and for a reasonable time thereafter, the Company shall provide the Purchaser with such cooperation and information as the Purchaser may reasonably request with respect to (A) the filing of any Return, amended Return, or claim for a refund of Taxes by the Purchaser, (B) determining any potential or asserted Tax liability or a right to a refund of Taxes under any Law, or (C) conducting or defending any audit or other proceeding in respect of Taxes. Any information obtained under this Section 7.7 shall be kept confidential, except as may be otherwise necessary in connection with filing any Return, amended Return, or claim for a refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes as may otherwise be required by any Law, rule, regulation or accounting principal or practice.

       7.8    STAMP TAXES
              The Company shall be liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement or attributable to the initial sale to the Purchaser of the Securities, and the Company shall, at its own expense, file all necessary Returns and other documentation with respect to all such Taxes.

       7.9    FIRPTA
              On or prior to the Closing Date, the Company shall provide the Purchaser with a copy of a statement, issued by the Company pursuant to U.S. Treasury Regulation Section 1.897-2(h), certifying that neither the Series C Preferred Stock, the Common Stock Purchase Warrant nor the Additional Common Stock Purchase Warrant is a United States real property interest.

       7.10   REGULATORY APPROVAL
              The Company shall cooperate with the Purchaser by providing information upon request of the Purchaser to the extent the Purchaser receives any inquiry from any Governmental Authority in connection with the transactions contemplated by this Agreement.

       7.11   PUBLIC ANNOUNCEMENTS
              Upon the execution of this Agreement, the Company and the Purchaser will consult with each other with respect to the issuance of a joint press release to be released by the Company with respect to this Agreement and the transactions contemplated hereby. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement, except as in the reasonable judgement of the party may be required by law or in connection with the obligations of a publicly-held company. Upon the Closing, the Company and the Purchaser will consult with each other with respect to the issuance of a joint press release with respect to the consummation of the transactions contemplated by this Agreement.

       7.12   NOTICE TO THE PURCHASER OF CERTAIN TRANSACTIONS
              In case at any time:

              7.12.1 the Company shall pay any dividend upon its outstanding shares of Common Stock or Preferred Stock payable in shares of Common Stock or Preferred Stock or make any distribution (other than cash dividends out of earned surplus) to the holders of its shares of Common Stock or Preferred Stock; or

              7.12.2 the Company shall offer for subscription pro rata to the holders of its Common Stock or Preferred Stock any additional shares of Common Stock or Preferred Stock or other rights to acquire such Common Stock or Preferred Stock; or

              7.12.3 there shall be effected any recapitalization of the Company or reclassification of the shares of Common Stock or Preferred Stock of the Company, or any merger or consolidation of the Company into or with any other corporation or business entity and as a result of which the Company is not the surviving corporation, or the sale or transfer of all or substantially all of the assets of the Company to any other corporation or business entity; or

              7.12.4 there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

              then, in any one or more of said cases, the Company shall give written notice to the Purchaser of the date which is the record date for such dividend, distribution or subscription rights, or on which such recapitalization, reclassification, merger, consolidation, sale, transfer, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of the Company's classes of Common Stock or Preferred Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange its Common Stock or Preferred Stock for securities or other property deliverable upon such recapitalization, reclassification, merger, consolidation, sale, transfer, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least thirty (30) days prior to the action in question and not less than ten (10) days prior to the record date.

       7.13   TAXES OF THE COMPANY

              The Company shall timely prepare and file, or cause to be prepared and filed, all material Returns for the Company and each Subsidiary and timely pay, or cause to be paid, when due all Taxes shown on such Returns. The Company and each Subsidiary shall also pay when due all other Taxes for which the Company or Subsidiary is liable, except Taxes which the Company or Subsidiary is contesting in good faith.

                7.14 PASSIVE INVESTMENT. Neither the Company nor any Subsidiary will become either a PFIC or a FPHC, unless the Purchaser provides its prior written consent to the Company; provided however, that such consent will not be withheld unless becoming a PFIC or a FPHC could have a material adverse effect on the consolidated Tax liability of the Company or any Subsidiary subject to United States federal income tax on a net basis.



8      REGISTRATION RIGHTS

       8.1    MANDATORY REGISTRATION

              Within sixty (60) days from the Closing Date, the Company agrees to file a Registration Statement on Form S-3 with the Commission registering the Registrable Securities for sale under the Securities Act. If the Company is unable to use Form S-3 to register the Registrable Securities for resale, another form of Registration Statement for which the Company is eligible shall be used. Any Holder who does not wish to include its pro rata amount of Registrable Securities in the Registration Statement to be filed by the Company pursuant to this Section 8.1 shall provide written notice to the Company prior to the date upon which such filing is made with the Commission.

       8.2    ACKNOWLEDGEMENT

              By executing this Agreement, each Holder acknowledges that the Company's obligation to register is limited to one Registration Statement which becomes effective under the Securities Act. Subject to Section 8.4 and provided that the Company complies with its obligations under this Agreement, no further Registration Statements (other than required amendments or supplements to the original Registration Statement) will be filed for the benefit of such holders.

       8.3    EFFECTIVENESS OF REGISTRATION STATEMENT

              The Company shall use best efforts to obtain effectiveness of a Registration Statement as soon as practicable and shall continue to use its best efforts to maintain such effectiveness for the Registration Statement until either (i) there are no longer any Securities or Registrable Securities outstanding or (ii) the Company has provided written notice to all Holders that the Company intends to withdraw or allow the lapse in effectiveness of such Registration Statement and all such Holders have agreed to such withdrawal or lapse in writing. Any Registration Statement filed pursuant to this Agreement shall not be deemed to have been effected unless it has become effective with the Commission. Notwithstanding the foregoing, a Registration Statement will not be deemed to have been effected if, after it has become effective under the Securities Act, the registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Holder (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

       8.4 MODIFICATIONS, AMENDMENTS FOR ADDITIONAL REGISTRABLE SECURITIES; NEW REGISTRATION STATEMENT

              The Company agrees and warrants that it will prepare and file with the Commission any amendments in or modifications to such Registration Statement (or any subsequent Registration Statement) from time to time as necessary in order to ensure that all Registrable Securities (including additional Registrable Securities which are issuable as a result of (i) adjustments to the conversion price of the Series C Preferred Stock or the exercise price of the Common Stock Purchase Warrant or the Additional Common Stock Purchase Warrant or (ii) the vesting of rights pursuant to the Additional Common Stock Purchase Warrant) may be resold pursuant to such Registration Statement. Notwithstanding Section 8.2, in the event of any lapse in effectiveness or withdrawal of such Registration Statement (other than as provided for in Section 8.3 due to the fact that there are no longer any Registrable Securities outstanding or pursuant to the written consent of the Holders), the Company will file a new Registration Statement with respect to the Registrable Securities and obtain and maintain the effectiveness of such Registration Statement in accordance with this Section 8.

       8.5    REGISTRATION EXPENSES

              The Company shall pay all Registration Expenses incurred in connection with the registration of Registrable Securities pursuant to this Section 8.

       8.6    ELIGIBILITY FOR FORM S-3

              The Company represents and warrants that it meets as of the date hereof the requirements for the use of Form S-3 for the registration of the resale by a Holder of Registrable Securities.

9      REGISTRATION PROCEDURES

       9.1 In connection with the Company's obligation to effect the registration of Registrable Securities under the Securities Act as provided in Section 8, the Company, as expeditiously as possible and subject to the terms and conditions herein, shall, as expeditiously as is commercially reasonable:

              9.1.1 Effect the registration of the Registration Statement prepared and filed with the Commission pursuant to Section
                     8.1 above and cause such registration to become effective as soon as practicable.

              9.1.2 Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective (in accordance with Section 8.2) and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities.

              9.1.3 Furnish to the Holders such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, in each case, as the Holders may reasonably request.

              9.1.4 Register or qualify all Registrable Securities covered by such Registration Statement under such other United States state securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the Holders in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this
                     Section 9.1.4 be obligated to be so qualified, subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction.

              9.1.5 Immediately notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

              9.1.6 Comply with all applicable rules and regulations of the Commission, and not file (or withdraw or correct) any amendment or supplement to such Registration Statement or prospectus to which the Holders shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

              9.1.7 In the event of any underwritten public offering enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

              9.1.8 Make available for inspection by any seller of Registrable Securities as to which any registration is being effected, any underwriter participating in any disposition pursuant to the related Registration Statement, and any attorney, accountant or other agent retained by any such seller or any such underwriter

                     (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause the Company's and its Subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement.

              9.1.9 Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

              9.1.10 Promptly list all Registrable Securities covered by such
                     Registration Statement on any securities exchange or automated inter-dealer quotation system on which any shares of Common Stock are then listed or traded (including, without limitation, the Nasdaq National Market and EASDAQ).

              9.1.11 If necessary, appoint a transfer agent with respect to such
                     Registrable Securities.

       9.2 The Holders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.1.5, the Holders will forthwith discontinue their disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.1.5 and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the Holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and that they will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by the Holders to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

       9.3 As a condition of the fulfillment of its obligations under this Agreement, the Company may require the Holders, at their own reasonable expense, to furnish the Company with such information and undertakings regarding such Holders and the distribution of such securities as the Company may from time to time reasonably request in writing to the extent necessary in order to cause the Registration Statement to comply with the Securities Act, and the Holders, by their execution hereof, agree to provide such information and make such undertakings as are requested.

       9.4 In connection with the preparation and filing of each Registration Statement under the Securities Act, the Company will give the Holders, and their respective counsel and accountants, the reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

       9.5 Promptly after a sale of Registrable Securities pursuant to the Registration Statement (assuming that no stop order is in effect with respect to the Registration Statement at the time of such sale), the Company shall cooperate with the Holders and provide the transfer agent for the Common Stock with such instructions and legal opinions as may be required in order to facilitate the issuance to the purchaser (or the Holder's broker) of new unlegended certificates for such Registrable Securities.

10     TRANSFER OF REGISTRATION RIGHTS

       The registration rights granted pursuant to this Agreement shall be transferable to a transferee of any Securities or Registrable Securities, provided that (i) the transferring Holder is transferring such Securities or Registrable Securities in compliance with the terms and provisions of this Agreement and the transferring Holder gives the Company prompt written notice of such transfer, identifying the name and address of the transferee and the securities involved and (ii) the transferee agrees in writing to be bound by the terms and provisions of this Agreement.

11     CONDITIONS TO CLOSING

       11.1   CONDITIONS TO THE COMPANY'S OBLIGATIONS TO CONSUMMATE THE CLOSING

              The obligations of the Company to effect the sale and issuance of the Securities shall be subject to the satisfaction of the conditions set forth below at or before the Closing Date (which conditions may be waived by the Company in writing):

              11.1.1 The Purchaser shall have delivered to the Company at the
                     Closing the items set forth in Section 4.2., and

              11.1.2 The representations and warranties of the Purchaser forth in Section 6 of this Agreement shall be true and correct as of the date hereof and as of the Closing Date (except to the extent specified by the Purchaser to be true and correct as of an earlier date).

              11.2 CONDITIONS TO THE PURCHASER'S OBLIGATIONS TO CONSUMMATE THE CLOSING The obligations of the Purchaser to effect the purchase of the Securities shall be subject to the satisfaction of the conditions set forth below, at or before the Closing Date (which conditions may be waived by the Purchaser in writing).

              11.2.1 The representations and warranties of the Company set forth in Section 5 of this Agreement shall be true and correct as of the date hereof and as of the Closing Date (except to the extent specified by the Company to be true and correct as of an earlier date) and the Purchaser shall have received a certificate to such effect signed by the Chief Executive Officer of the Company dated as of the Closing Date.

              11.2.2 The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, and the Purchaser shall have received a certificate to such effect signed by the Chief Executive Officer of the Company dated as of the Closing Date.

              11.2.3 The Company shall have procured all regulatory approvals and consents required by Law to be procured by it for the transactions contemplated by this Agreement.

              11.2.4 If required under Nasdaq rules, the Company shall have obtained shareholder approval of the purchase of the Securities by the Purchaser.

              11.2.5 The Company shall deliver to the Purchaser at the Closing the items set forth in Section 4.1.

              11.2.6 The Company shall have delivered to the Purchaser a
                     Certificate dated as of a recent date prior to the Closing Date issued by the Secretary of State of the State of Delaware to the effect that the Company is legally and validly existing and in good standing.

              11.2.7 The Company shall have delivered to the Purchaser a certificate executed by the Secretary of the Company dated as of the Closing Date, certifying as to (a) the directors resolutions authorizing the transactions contemplated by this Agreement, (b) the Charter Documents, (c) the incumbency and specimen signatures of the Chief Executive Officer, President and Secretary of the Company, and (d) such other matters as the Purchaser may reasonably request.

              11.2.8 As of the Closing Date, there shall not have occurred any event or condition which has had a Material Adverse Effect, and the Purchaser shall have received a certificate to such effect signed by the Chief Executive Officer of the Company dated as of the date of the Closing Date.

              11.2.9 The Company shall have filed or caused to be filed the
                     Certificate of Designations relating to the Series C Preferred Stock with the Secretary of State for the State of Delaware on or prior to the Closing Date.

12     RESTRICTIONS ON TRANSFER

       12.1   RESTRICTIVE LEGENDS

              Except as otherwise permitted by this Section 12, each share certificate constituting the Securities issued and sold pursuant to this Agreement and any share certificate issued upon exchange of the Series C Preferred Stock or exercise of the Common Stock Purchase Warrant or the Additional Common Stock Purchase Warrant for Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

              THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF U.S. PERSONS UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT OFFER, REOFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF OR DISTRIBUTE DIRECTLY OR INDIRECTLY THESE SECURITIES IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AT ANY TIME PRIOR TO TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THESE SECURITIES, EXCEPT (A) TO THE COMPANY OR A SUBSIDIARY OF THE COMPANY, (B) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR (D) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF SUCH ACT, INCLUDING RULE 903, RULE 904 AND RULE 905 THEREUNDER, AND AGREES THAT ANY HEDGING TRANSACTIONS INVOLVING THE SECURITIES WILL BE CONDUCTED IN COMPLIANCE WITH REGULATION S UNDER SUCH ACT AND AGREES THAT IT WILL GIVEN TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRANSFER AGENT, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER, IN EACH OF THE FOREGOING CASES, TO REQUIRE DELIVERY OF A CERTIFICATION OF TRANSFER IN FORM SATISFACTORY TO THEM. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

       12.2   NOTICE OF THE PROPOSED TRANSFER; OPINION OF COUNSEL

              The Purchaser of each share certificate bearing the restrictive legend set forth in Section 12.1 above ("RESTRICTED SECURITY") agrees that prior to any transfer or attempted transfer of such Restricted Security to give to the Company (a) written notice describing the manner or circumstances of such transfer or proposed transfer, and (b) an opinion of counsel, which is knowledgeable in securities law matters, in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act. If the holder of the Restricted Security delivers to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act, the Company will after such contemplated transfer deliver new Securities for such Restricted Security which do not bear the Securities Act legend set forth in Section 12.1 above. Except to the extent required by the Company's transfer agent, the requirements for an opinion of counsel imposed by this
              Section 12.2 upon the transferability of any particular Restricted Security shall not apply (i) when such Restricted Security is sold pursuant to an effective Registration Statement under the Securities Act, (ii) when such Restricted Security is transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act or (iii) when such Restricted Security is transferred pursuant to Regulation S promulgated under the Securities Act. The restrictions imposed by this Section 12 shall cease and terminate upon the date which is two (2) years after the original issue date of the Restricted Security. As used in this Section 12.2, the term "transfer" encompasses any sale, transfer or other disposition of any Securities referred to herein.

13     INDEMNIFICATION

       13.1   INDEMNIFICATION, EXPENSES, ETC.

              13.1.1 Except as otherwise provided in Section 13.2, the Company agrees to indemnify and hold harmless the Purchaser, its Affiliates and each of its and their respective directors, officers, partners, principals, shareholders and attorneys (individually, an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys' fees and including any costs of investigation) and expenses (collectively, "LOSSES") to which any Indemnified Party may become subject, insofar as such Losses arise out of or result from (i) any breach of any representation or warranty made by the Company, or the failure of the Company to fulfill any agreement or covenant contained in this Agreement or any other Transaction Document, or (ii) any proceeding against the Company or any Indemnified Party brought by any third party arising out of or in connection with this Agreement or the other Transaction Documents.

              13.1.2 If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give notice to the Company of any claim or of the commencement of any proceeding against the Company or any Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; provided, however, that the delay to so notify the Company shall not relieve the Company from any obligation or liability except to the extent the Company is materially prejudiced by such delay. The Company shall have the right, exercisable by giving written notice to an Indemnified Party within thirty (30) days after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Company, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. After notice from the Company to the Indemnified Party of its election to assume the defense of such claim or proceeding, the Company shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party which may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Company, but the fees and expenses of such counsel shall be borne by such Indemnified Party unless (i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Company shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. The Company shall not consent to entry of any judgement or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release from all liability in respect of such claim, litigation or proceeding.

              13.1.3 If the indemnification provided for in Section 13.1.1 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any loss, claim, damage, liability, cost or expense, then the indemnifying party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability, cost or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other hand from the sale and purchase of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Purchaser on the other hand in connection with the events or facts which gave rise to such loss, claim, damage, liability, cost or expense, as well as any other equitable considerations. The relative fault shall be determined by reference to, among other things, whether the events or facts that gave rise to such loss, claim, damage, liability, cost or expense relate to a breach of representations and warranties or other covenants and obligations under this Agreement and the other Transaction Documents by the Company or the Purchaser and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such events. The amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability, cost or expense shall be deemed to include any reasonable and documented legal or other expenses incurred by such Indemnified Party in connection with investigation or defending such claim.

       13.2   ADDITIONAL INDEMNIFICATION OBLIGATIONS

              13.2.1 The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 13.2.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

              13.2.2 Each Holder will, if Registrable Securities held by such
                     Holder are included in the securities as to which such registration, qualification, or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of its officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

              13.2.3 The Indemnified Party shall give notice to the Indemnifying
                     Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 13.2, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

              13.2.4 If the indemnification provided for in this Section 13.2 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

       13.3   CONTROLLING PROVISIONS
              Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

       13.4   "MARKET STAND-OFF" AGREEMENT
              Each Holder hereby agrees that it shall not, to the extent requested by the Company and an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for one hundred eighty (180) days following the effective date of a Registration Statement of the Company filed under the Securities Act or such lesser period as is agreed by the Company and any such underwriter (the so-called "LOCK-UP PERIOD"); provided, however, that all officers and directors of the Company shall be bound by and have entered into similar agreements; and provided, further, that this Section 13.4 shall only apply to Holders of two (2) percent or more of the Company's outstanding voting Capital Stock, and the lock-up period shall be ninety (90) days or such lesser period as is agreed by the Company and any such underwriter. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 13.4 and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

       13.5   RULE 144 REPORTING
              With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Securities to the public without registration, the Company agrees to use its best efforts to:

              13.5.1 Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times;

              13.5.2 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              13.5.3 So long as a Holder owns any Securities, furnish to such
                     Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

       13.6   TREATMENT OF INDEMNIFICATION PAYMENTS.
              Any indemnification payment made pursuant to this Section 13 will be treated by the Company and the Purchaser as an adjustment to the Purchase Price for Tax purposes on all Returns and other correspondence with any Governmental Authority.

14     MISCELLANEOUS

       14.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
              INDEMNIFICATION
              All representations and warranties contained in this Agreement or in the other Transaction Documents shall survive for a period of one year from the date hereof, except for representations and warranties relating to compliance with Laws, Taxes and Returns contained in Section 5.16 of this Agreement, and the covenants contained in Sections 7.7, 7.8, 7.9, 7.13 and 7.14 of this Agreement, all of which shall survive until the expiration of any applicable statute of limitations, and the indemnity agreements contained in Section 13.1 and Section 13.2 of this Agreement; provided, however, that such survival of representations and warranties relating to compliance with Laws, Taxes and Returns and of the covenants contained in Sections 7.7, 7.8 and 7.9 of this Agreement, shall only survive beyond one year to the extent there is any third party claim made directly against the Purchaser.

       14.2   AMENDMENT AND WAIVER
              This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Purchaser and the Company.

       14.3   NOTICES, ETC.

              Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered personally, sent by telecopier (with written confirmation of receipt), mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed:

              If to Purchaser, to:

              Ubizen N.V.
              Grensstraat 1B
              B-3000
              Leuven, Belgium
              Facsimile No.: +32 16 31 0012
              Attn: Chief Financial Officer

              with a copy to:

              Linklaters
              William B. Hobbs
              1345 Avenue of the Americas, 19th Floor
              New York, New York 10105
              Facsimile No.: (212) 424-9100

              If to the Company, to:

              VASCO Data Security International, Inc.
              1901 South Meyers Road, Suite 210
              Oakbrook Terrace, Illinois  60181
              Facsimile No: (630) 932-8852

              Attn:Chief Executive Officer
                   Chief Financial Officer

              with a copy to:

              Robert B. Murphy, Esq.
              Piper Marbury Rudnick & Wolfe LLP
              1200 19th Street NW
              Washington, DC 20036
              Facsimile No.:  (202) 223-2085

              Any such notices which are mailed shall be deemed delivered five
              (5) Business Days after mailing.

       14.4   EXPENSES
              Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

       14.5   ENTIRE AGREEMENT
              This Agreement and the other Transaction Documents embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings.

       14.6   SUCCESSORS AND ASSIGNS
              Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. The terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of any Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon any such Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof.

       14.7   TERMINATION

              14.7.1 This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                     (i) at any time prior to the Closing, by the mutual written consent of the Company and the Purchaser;

                     (ii) at any time prior to the Closing, by the Company or Purchaser upon notice given to the other if the Closing shall not have taken place for any reason by August 3, 2000; provided that the failure of the Closing to occur on or before such date (or the inability to satisfy such condition) is not the result of the breach of the covenants, agreements, representations or warranties hereunder of the party seeking such termination; or

                     (iii) at any time prior to the Closing, by the Company or the Purchaser upon written notice to the other party if any court or Governmental Authority of competent jurisdiction shall have issued a final permanent order, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and the time for appeal or reconsideration of such order shall have expired.

              14.7.2 In the event of the termination of this Agreement as provided in Section 14.7.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of the Company, the Purchaser or their respective officers and directors (except as a set forth in Sections 13.1 and 14.4; provided, however, that nothing contained in this sentence is intended to eliminate the liability of a breaching party to a non-breaching party who terminates this Agreement pursuant to Section 14.7.1(ii) of this Agreement). The obligations of the parties to this Agreement under Sections 13.1, 13.2 and 14.4 shall survive any such termination.

       14.8   DESCRIPTIVE HEADINGS
              The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

       14.9   GOVERNING LAW
              This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice-of-law principles thereof.

       14.10  CONSENT TO JURISDICTION
              Each of the Purchaser and the Company hereby irrevocably submits to the non-exclusive jurisdiction of any court of the State of New York or United States federal court sitting in the Borough of Manhattan, New York, New York and any appellate court therefrom in any action or proceeding arising out of or relating to this Agreement, and the Company and the Purchaser hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court. The Company and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding.

       14.11  COUNTERPARTS
              This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                               VASCO DATA SECURITY INTERNATIONAL, INC., a Delaware corporation



                               By:
                                  -----------------------------------
                                     Name:
                                     Title:

                               UBIZEN N.V.,
                               a Belgian stock corporation



                               By:
                                  -----------------------------------
                                     Name:
                                     Title:

                                  SCHEDULES TO
                          SECURITIES PURCHASE AGREEMENT

                                  SCHEDULE 5.1
                   ORGANIZATION AND QUALIFICATION, AUTHORITY.

Vasco Data Security, Inc.
Vasco Data Security Europe NV/SA
Vasco Data Security NV/SA
Lintel Security NV/SA
Vasco Data Security France SA

                                  SCHEDULE 5.2
                            CORPORATE AUTHORIZATION.

None.

                                  SCHEDULE 5.3
                        NO CONFLICT; REQUISITE CONSENTS.

None.

                                  SCHEDULE 5.4
                                 CAPITALIZATION.

       The Company is a party to an arrangement whereby the Company could potentially issue up to 325,000 shares of its Common Stock in connection with the potential merger and acquisition of a California corporation.

       The Company currently has outstanding warrants to purchase up to 680,943 shares of its Common Stock.

       The Company currently has outstanding options to purchase up to 2,233,100 shares of its Common Stock.

       The Company is a party to a convertible loan agreement in the principal amount of $3,400,000 whereby the lender has the option to convert the loan into shares of the Company's Common Stock.

                                  SCHEDULE 5.5
                              LITIGATION; DEFAULTS.

 None.

                                  SCHEDULE 5.6
                           NO MATERIAL ADVERSE EFFECT.

None.

                                  SCHEDULE 5.7
                               EMPLOYEE PROGRAMS.



The following have entered employment or consulting agreements with the Company:

Xiadong Zhong
Lawrence Yuter
Tim Wilson
Henry B. Wilson, Jr.
Weidong Wang
Steven M. Walker
Yoel Spotts
Howard J. Shear
Taunia Roberts
Susan Pepich
Rick Patterson
Christopher Allen Nicewanner
Andrew Marshall
Jim Wenxiong Liu
Nathan Levin
Mike Lange
Aryeh Katz
Scott Grykowski
Sherry Gaskill
Robert Garrant
Elchonon Edelson
Sharon Dougherty
Stuart Cohen
David Bianco
Gerold A. Baumgartner
Jonathan Chinitz
Micah Males
Gregory T. Apple
John Haggard
T. Kendall Hunt
Hyon C. Im
Jonathan C. Chinitz
Steven P. Sonnenberg

The Company has the following arrangements providing insurance coverage or workers' compensation coverage:

Group Term Life Insurance and AD&D
Major Medical and Surgical Coverage

Medical Health Care Coverage
Dental Health Care Coverage
Dependents Health Care Coverage
Dependents Dental Care Coverage
Dependents Life Insurance and AD&D
Prescription Drug Coverage

The Company has the following additional programs in place:

401(k) Plan
Stock Option Plan

                                  SCHEDULE 5.10
                FINANCIAL STATEMENTS: NO UNDISCLOSED LIABILITIES.

None.

                                  SCHEDULE 5.11
                         ENVIRONMENTAL REGULATION, ETC.

None.

                                  SCHEDULE 5.12
                             PROPERTIES AND ASSETS.

The Company or its Subsidiaries lease the following properties:

       Koningin astridlaan 164
       B-1780 Wemmel, Belgium

       481, Bd Alfred Daney
       33300 Bordeaux, France

       1901 S. Meyers Road
       Suite 210
       Oakbrook Terrace, Illinois 60181

                                  SCHEDULE 5.13
                              EMPLOYMENT PRACTICES.

                                      None.

                                  SCHEDULE 5.15
                               MATERIAL CONTRACTS.

None.

                                  SCHEDULE 5.16
                                     TAXES.

1. The Company and Vasco Data Security, Inc. filed applications for extensions of time to file their Federal and state income tax returns for the year ended December 31, 1999.



2. The Company's debt includes a term loan in the principal amount of $3.4 million which matures on September 30, 2002 and bears interest at a rate of 3.25% annually. The note is convertible into common stock of the Company. This debt may constitute "corporate acquisition indebtedness" within the meaning of
Section 279 of the Code.

                                  SCHEDULE 5.17
                         LICENSES; COMPLIANCE WITH LAWS.

None.

                                  SCHEDULE 5.18
                          TRANSACTIONS WITH AFFILIATES.

See Schedule 5.7

                                  SCHEDULE 5.20
                                   INSURANCE.

None.


                                     xviii

                                  SCHEDULE 5.21
                      SUBSTANTIAL CUSTOMERS AND SUPPLIERS.

None.

                                  SCHEDULE 5.22
                              REGISTRATION RIGHTS.

In connection with the sale of 3,285,714 shares of Common Stock in February 1999 by the Corporation in an offshore transaction, certain registration rights were granted to the six purchasers. Those registration rights were waived as part of the Corporation's listing on EASDAQ and abandoned contemporaneous repeat public offering. The distribution compliance period of one year has terminated with respect to such shares and they may be resold in the United States pursuant to Rule 144.






                                     xx